SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 6, 2006

CLAREMONT TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50240	98-0338263
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Xu Zuqiang, Chief Executive Officer

Anlian Building, Suite #A 1501,

Futian District, Shenzhen, China

Address of principal executive offices

Registrant’s telephone number:  (852) 2511-1665

1100-1200 West 73rd Avenue, Vancouver, B.C. V6P 6G5, Canada

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement

Item 3.02

Unregistered Sales Of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2006, Mr. Xu Zuqiang (“Zuqiang”) and Claremont Technologies Corp. (the “Company”) consummated Zuqiang’s purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of June 1, 2006, by and between Zuqiang and the Company (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Zuqiang purchased, and the Company issued, 100,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) for an aggregate purchase price of $550,000.00 (the “Stock Transaction”).  Immediately prior to the issuance of shares of our Common Stock pursuant to the Purchase Agreement, there were 25,000,000 shares of Common Stock outstanding. After giving effect to the Stock Transaction, Zuqiang holds an aggregate of 100,000,000 shares of the 125,000,000 shares of our Common Stock issued and outstanding, constituting, in the aggregate, 80% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

The source of funds with which Zuqiang purchased the 100,000,000 shares of our Common Stock, pursuant to the Purchase Agreement, was derived from personal funds of Zuqiang.

The Stock Transaction effected a change in control of the Company.  Prior to the closing of the Stock Transaction, Mr. Rahim had been Chief Executive Officer, Chief Financial Officer, Secretary and a director of the Company, and Mr. William Russell had been a director of the Company.  The biographies of Messrs. Rahim and Russell are hereby incorporated by reference to the Company’s most recent 10-KSB. Effective upon the closing of the Stock Transaction, Xu Zuqiang was appointed to, and Messrs. Russell and Rahim resigned from, the Board of Directors of the Company.  In addition, Xu Zuqiang was elected to serve as Chief Executive Officer and Secretary of the Company.  As contemplated by the Purchase Agreement, Messrs. Rahim and Russell each agreed to resign from the Board of Directors and as an officer of the Company, effective only upon, and subject to, the closing of the Stock Transaction, and appoint Xu Zuqiang to fill the vacancy created by such resignations.

The Xu Zuqiang, the newly appointed officer and director of the Company, has the following business experience:  From July 1997 to December 2001, Xu Zuqiang was an accountant for Guangzhou Baiyun Zhongda Material.  From 2002 to July 2004, he was Chief Financial Officer of Guangdong Meide Kitchen Appliances LTD., and from September 2004 to May 2006, Xu Zuqiang was Chief Financial Officer  of Shenzhen Taifu Apparel LTD.

Immediately prior to the closing of the Stock Transaction, the Company amended its Articles of Incorporation to increase the number of its authorized shares of Common Stock from 100,000,000 to 150,000,000.

We believe that the issuance of our common stock in connection with the Stock Transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Any description of the provisions of the Purchase Agreement and the other documents or instruments described herein are qualified in their entirety by references to such agreements, documents and instruments, which are attached hereto as exhibits and incorporated herein by reference.

Item 9.01.

  Financial Statements and Exhibits

(c)

Exhibits

The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.
10.1	Stock Purchase Agreement, dated as of June 1, 2006, by and between Xu Zuqiang and Claremont Technologies Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June  12,  2006

CLAREMONT TECHNOLOGIES CORP.

By: /s/ Xu Zuqiang___________________

       Xu Zuqiang, Chief Executive Officer

Exhibit Index

Exhibit Nos.
10.1	Stock Purchase Agreement, dated as of June 1, 2006, by and between Xu Zuqiang and Claremont Technologies Corp.

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